MODIFICATION AND EXTENSION AGREEMENT

BETWEEN:

      NOBLE METAL GROUP INCORPORATED, a British Columbia Corporation having its principal place of business at 801-409 Granville Street, Vancouver, British Columbia, V6C 1T2 (herein "Noble")

AND:

      NAPTAU GOLD CORPORATION, a Delaware Corporation, having its registered offices at 11th Floor, Rodney Square North, 11th and Market Streets, Wilmington, New Castle County, Delaware 19801 (herein "NAPTAU")

                                  WITNESS THAT

WHEREAS

(1) Noble and Maritime Transport & Technology Ltd., a New York Corporation, entered into an agreement on the 6th day of June, 1995 providing for the acquisition by Naptau of certain assets of Noble, consisting of placer mining leases in the Caribou Mining Division of British Columbia in the area of Likely, British Columbia, Canada bearing placer lease numbers 29, 1159, 1850 and 2093 (collectively the "Placer Leases") (the said agreement being hereinafter referred to as the Exchange Agreement");

(2) On the same date, Naptau entered into an agreement with Noble for the operation by Noble of the Placer Leases on behalf of Naptau (the "Operating Agreement");

(3) Under the terms of the Exchange Agreement, Noble received as partial consideration for the transfer of assets consisting of the Placer Leases the delivery of 4 million shares of Naptau, and Naptau was obligated to pay Noble USD$1,000,000 by September 3, 1995 for the entering into of the Operating Agreement, and was obligated to pay a further USD$1,000,000 by October 3, 1995 for the funding of the 1995 mining operations on the Placer Mining Leases;

(4) Naptau paid to Noble a total of USD$45,500 by December 31, 1995 for the operating expenses relating to the 1995 mining operations on the Placer Leases

(5) Naptau was unable to pay the balance of the sums due and owing under the Exchange Agreement and Operating Agreement until such time as the company had been granted approval for its Registration Statement filed with the United States Security and Exchange Commission on August 9, 1995, and was also granted a listing on the NASDAQ Small Cap Market as soon as the listing requirements were met;

(6) Both Noble and Naptau wished to have fulfilled the obligations of the Exchange Agreement and Operating Agreement as soon as Naptau was in a position to complete;

(7) By an agreement dated September 1, 1995, Naptau was previously granted an
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extension of the time for performance of its obligations under the Exchange
Agreement and Operating Agreement to December 31, 1995 (the "Extension
Agreement);

(8) By a second extension agreement dated April 30, 1996, Naptau was granted a further extension for performance of its obligations under the Exchange Agreement and Operating Agreement to June 30, 1996 (the "Second Extension Agreement").

(9) By a third extension and modification agreement dated July 26, 1996, there was a conversion of USD$1,000,000 debt to 3,241 ounces of raw gold at a deemed price of USD$380 per ounce with a schedule for payments as set out in that agreement with the balance of USD$954,500 owing under the terms of the Exchange Agreement and the Operating Agreement for the deemed expenses of the 1995 mining operations to be paid by June 30, 1997 (the "Third Extension Agreement");

(10) A further modification and extension agreement was entered into as of December 31st, 1997 (the "Fourth Extension Agreement") . It was a term of that agreement that Noble grant to Naptau a further extension of time until December 31, 1998, in which to pay the balance of USD$954,500 due and owing under the terms of the Exchange Agreement and the Operating Agreement for the deemed expenses of the 1995 mining operations on the Placer Leases. Compounded interest was payable and calculated semi-annually on the above amount at the rate of 10% per annum to June 30, 1997 and at the rate of 12% per annum thereafter. (The principal and interest together referred to as the "Debt")

(11) A placer mining operating plant installed on the property in June 1997 (which is the subject of a legal dispute with the manufacturer) continued to be tested and modified in 1998 in order to try and get the plant to meet the manufacturer's representations. Towards the end of the 1998 mining season, it appeared that Noble might have been successful in modifying the plant sufficiently to allow the plant to function as originally intended. These modifications and testing has resulted in a loss to both Noble and Naptau of anticipated production from the Placer Leases for the 1997 and 1998 mining seasons.

(12) The Placer Leases were on October 14, 1998 combined into a mineral tenure lease for a term of ten years bearing Mineral Tenure #365488 out of the Cariboo Mining Division of British Columbia (the "Mineral Tenure Lease").

(13) The Fourth Extension Agreement has now expired with the Debt still owing by Naptau to Noble.

(14) Naptau with the concurrence of Noble is now seeking listing on the NASDAQ Electronic Bulletin Board which is anticipated to be imminent. Such listing may result in some or all of the shares held by Noble of Naptau stock being restricted from trading for some period of time. Noble is therefore desirous of more liquidity by being allowed to convert some of its shareholding to raw gold in return for a further extension of time to pay the Debt being granted to Naptau over a period of three years. As further security for Noble, Noble has requested and Naptau has agreed to place any documents of title and bills of sale for the Mineral Tenure Lease in trust with Noble's solicitor until such time as Naptau has fulfilled all of its obligations to Noble including payment of the Debt;
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(15) While the price of gold on the international market continues to trade below USD$295 per ounce, recent testing has indicated a net value of USD$230 - $235 per ounce may be obtained for the raw gold produced from the Placer Leases;

(16) The parties remain desirous of concluding their respective obligations under their various agreements.

IT 1S NOW AGREED that in consideration of the payment of TEN DOLLARS ($10) by Naptau to Noble, the receipt and sufficiency of which is hereby acknowledged, and the further mutual covenants and agreements following, that:

1. Naptau hereby agrees to convert at a deemed price of USD$2.00 per share 1,000,000 common shares of Naptau presently held by Noble into 8695 ounces of raw gold at a deemed value of USD$230 per ounce of raw gold.

2. Naptau hereby agrees that from its share of production from the Placer Leases, as set out in previous agreements i.e. the Exchange Agreement, the Operating Agreement, the Extension Agreement, the Second Extension Agreement, the Third Extension Agreement and the Fourth Extension Agreement (collectively the "Prior Agreements"), that it will pay to Noble from its share of production remaining to it, the 8695 ounces of raw gold referred to in the previous paragraph on the following basis:

      a. for the 1999 mining season, 1/3 of the number of ounces of raw gold remaining to Naptau after satisfaction of the obligations due under the Prior Agreements;

      b. for the years 2000 and 2001 mining seasons up to 50% of the balance of the number of ounces of raw gold remaining to Naptau after satisfaction of the obligations due under the Prior Agreements until the 8695 ounces have been paid in full.

3. Noble hereby agrees that the Fourth Extension Agreement is hereby amended to provide for the payment by Naptau to Noble of the Debt, by December 31st, 2001.

4. Naptau agrees to deliver up and place into trust with the solicitor for Noble all documents of title relating to the Mineral Tenure Lease until such time as the Debt is paid in full.

5. Naptau may at any time, at its option elect to pay to Noble more ounces of raw gold than the minimum levels specified in the schedule set out in paragraph 2.

6. This Agreement is in addition to the Prior Agreements, which remain in full force and effect save to the extent by which they have been modified by the agreement herein.

7. This Agreement shall be construed in accordance with the laws of the Province of British Columbia, Canada.

8. This Agreement may be executed in counterpart and by faxed signature and the parties agree to deliver executed copies of the original document.
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IN WITNESS WHEREOF THE PARTIES HERETO, CORPORATE PARTIES HAVING BEEN DULY
AUTHORIZED BY THEIR RESPECTIVE BOARDS OF DIRECTORS, HAVE SET THEIR HANDS AND SEALS AS OF THE 9TH DAY OF MARCH, 1999.

NOBLE METAL GROUP INCORPORATED

  ORIGINAL SIGNED                        ORIGINAL SIGNED

---------------------------            -----------------------------------
BY DOROTHY DENNIS, PRES.               BY: WILLIAM C. JACKSON, DIRECTOR

 ORIGINAL SIGNED

---------------------------
BY: IRVIN OLSEN, DIRECTOR


NAPTAU GOLD CORPORATION

 ORIGINAL SIGNED

---------------------------
BY: EDWAD RENYK, PRES.